Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS; AND PROVIDES FISCAL YEAR 2018 GUIDANCE

–	2017 results exceeded guidance for Revenues, Adjusted EBITDA* and Normalized Free Cash Flow*.
RUTLAND, VERMONT (March 1, 2018) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and twelve month periods ended December 31, 2017. The Company also provided guidance for the next fiscal year ending December 31, 2018.
Highlights for the Three and Twelve Months Ended December 31, 2017:

•
Revenues were $151.2 million for the quarter, up $7.4 million, or 5.2%, from the same period in 2016. Revenues were $599.3 million for the fiscal year, up $34.3 million, or 6.1%, from fiscal year 2016.

•
Net income was $20.0 million for the quarter, as compared to a net loss of $(12.0) million for the same period in 2016. Net loss was $(21.8) million for the fiscal year, as compared to a net loss $(6.9) million in fiscal year 2016.

•
Adjusted Net Income Attributable to Common Stockholders* was $4.6 million for the quarter, as compared to $1.9 million for the same period in 2016. Adjusted Net Income Attributable to Common Stockholders was $28.7 million for the fiscal year, as compared to $7.8 million in fiscal year 2016.

•
Adjusted EBITDA was $30.2 million for the quarter, up $0.8 million, or 2.8%, from the same period in 2016. Adjusted EBITDA was $129.0 million for the fiscal year, up $8.4 million, or 7.0%, from fiscal year 2016.

•	Net cash provided by operating activities was $107.5 million for the fiscal year, up $27.1 million, or 33.7%, from fiscal year 2016.

•	Normalized Free Cash Flow was $38.8 million for the fiscal year, up $11.7 million, or 43.1%, from fiscal year 2016.

•	On February 26, 2018, Standard & Poor’s increased our Corporate Credit Rating from ‘B’ to ‘B+’ with a positive outlook.
“We had a strong operational quarter and a great year, as we continued to execute well against our key strategies,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on creating shareholder value through increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, driving general and administrative efficiencies, and strong capital discipline.”
“The progress we have made on our strategies can be seen in the positive financial results in the fourth quarter,” Casella said. “Our disciplined solid waste pricing programs continued to add value, with landfill pricing up 3.6% and collection pricing up 3.7%. This strong pricing was coupled with 2.0% solid waste volume growth, mainly driven by 4.8% growth in landfill volumes as we continued to source new volumes in the tightening northeastern disposal markets, and 1.2% solid waste revenue growth from acquisitions.”
“As we first announced in early August 2017, we have adjusted our capital strategy to balance delevering with prudent acquisition or development investments,” Casella said. “We have set a goal to grow revenues by $20.0 million to $40.0 million per year through acquisition or development activity for the next three years as part of this new strategy. We are off to a great start with this strategy, with roughly $18.0 million of acquired revenues over the last two months. During the fourth quarter we completed a small tuck-in hauling acquisition, and in early January 2018 we completed the acquisition of an integrated solid waste company in Western Massachusetts that provides us with a new market entrance and a strategic truck and rail served transfer station that will enable us to direct additional waste volumes to our landfills in New York and Pennsylvania. Our acquisition pipeline remains robust, and we believe that investing a portion of our excess cash flows to grow our business will create additional shareholder returns through higher cash flow growth rates driven by new revenue streams, internalization to our disposal facilities and cost synergies.”

For the fourth quarter, revenues were $151.2 million, up $7.4 million, or 5.2%, from the same period in 2016, with revenue growth mainly driven by robust collection and disposal pricing, strong solid waste volumes, the roll-over impact from acquisitions, and higher volumes in the customer solutions line-of-business, partially offset by lower recycling commodity pricing and volumes.
Net income attributable to common stockholders was $20.0 million, or $0.46 per diluted common share, up $32.0 million for the fourth quarter, as compared to net loss attributable to common stockholders of $(12.0) million, or $(0.29) per diluted common share for the same period in 2016. Adjusted Net income Attributable to Common Stockholders was $4.6 million, or $0.11 of Adjusted Diluted Earnings Per Common Share*, for the fourth quarter, compared to Adjusted Net Income Attributable to Common Stockholders of $1.9 million, or $0.05 of Adjusted Diluted Earnings Per Common Share, for the same period in 2016.
Operating income was $9.9 million for the fourth quarter, down $(0.1) million from the same period in 2016, whereas Adjusted Operating Income* was $10.3 million for the fourth quarter, down $(0.6) million from the same period in 2016.
“During the fourth quarter, operating income was down approximately $2.0 million year-over-year in our recycling business,” Casella said. “This decline was mainly driven by China’s National Sword program, which imposed strict new contamination standards for recycled commodities and significantly reduced global demand for paper and cardboard products. This has led to mixed paper price declines of approximately 80% from July 2017 to January 2018, while at the same time our operating costs are up as we have slowed sorting lines and increased labor to produce higher quality end products. Our mature risk mitigation programs, such as the Sustainability Recycling Adjustment fee, have worked well to offset the majority of commodity price declines during the quarter and we expect these programs to continue to significantly reduce our commodity risk exposure.”
For the fiscal year, revenues were $599.3 million, up $34.3 million, or 6.1%, from fiscal year 2016, reflecting the impact of robust collection, disposal and recycling commodity pricing, higher volumes in the Company's collection, disposal, and customer solutions lines-of-business, and the roll-over impact from acquisitions, partially offset by lower organics volumes.
Net loss attributable to common stockholders was $(21.8) million, or $(0.52) per diluted common share, a decrease of $(15.0) million for the fiscal year, as compared to net loss attributable to common stockholders of $(6.8) million, or $(0.17) per diluted common share, for fiscal year 2016. Adjusted Net Income Attributable to Common Stockholders was $28.7 million, or $0.67 of Adjusted Diluted Earnings Per Common Share, for the fiscal year, compared to Adjusted Net Income Attributable to Common Stockholders of $7.8 million, or $0.19 of Adjusted Diluted Earnings Per Common Share, for fiscal year 2016.
Operating loss was $(12.6) million for the fiscal year, down $(57.5) million from operating income of $44.9 million in fiscal year 2016, whereas Adjusted Operating Income was $52.8 million for the fiscal year, up $6.9 million from fiscal year 2016.
2018 Outlook
“Our fiscal year 2018 budget is on track with the fiscal year 2021 strategic plan that we first introduced in August 2017, and reflects continued execution of our key strategies with the goal of driving additional shareholder value," Casella said. “We remain cautious about near-term headwinds from the recycling business, however we believe that our mature risk mitigation programs will continue to offset the vast majority of commodity price declines and current market conditions are contemplated in our fiscal year 2018 guidance.”
The Company provided guidance for the next fiscal year ending December 31, 2018 by estimating results in the following ranges:

•	Revenues between $618 million and $628 million (as compared to $599.3 million in fiscal year 2017);

•	Adjusted EBITDA between $135 million and $139 million (as compared to $129.0 million in fiscal year 2017); and

•	Normalized Free Cash Flow between $42 million and $46 million (as compared to $38.8 million in fiscal year 2017).
The Company provided the following assumptions that are built into its outlook:

•
Overall the Company expects revenue growth of between 4.6% and 6.3% in fiscal year 2018. However, the Company expects that the adoption of the new revenue recognition standard to lower our revenues by approximately 1.5%. Given this change, the Company expects revenue growth of between 3.1% and 4.8% in fiscal year 2018.

•	In the solid waste business, revenue growth of between 6.0% and 7.5%, with price growth from 2.5% to 3.5%, volume growth from 0.5% to 1.0%, and 3.0% growth from acquisitions already completed.

•
In the recycling business, overall revenue declines of between 15.0% and 20.0%, driven by lower commodity prices, lower volumes and changes in revenue recognition, partially offset by higher processing fees.

•	In the Other segment, overall revenue growth of approximately 5.0%, with growth in the industrial segment for the Customer Solutions group and higher volumes in the Organics group.

•	The budget includes the roll-over impact of acquisitions completed during fiscal year 2017 and in early fiscal year 2018, but does not include any acquisitions that have not yet been completed.

•	Capital expenditures of approximately $65 million, and payments on operating leases of approximately $7.5 million.

•	No material changes in the regional economy from the last 12 months.
Adjusted EBITDA and Normalized Free Cash Flow related to the fiscal year ending December 31, 2018 are described in the Reconciliation of 2018 Outlook Non-GAAP Measures section of this press release.
Conference call to discuss quarter and fiscal year results
The Company will host a conference call to discuss these results on Friday, March 2, 2018 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID8368179) until 12:00 p.m. ET on March 9, 2018.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss) attributable to common stockholders, adjusted for the U.S. tax reform impact, the Southbridge Landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income Attributable to Common Stockholders"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income Attributable to Common Stockholders divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units.

The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, the Southbridge Landfill closure charge, interest expense, cash interest expense, provisions for income taxes, net of deferred taxes and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and capital leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio").
Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss); while Adjusted Net Income Attributable to Common Stockholders is reconciled to net income (loss) attributable to common stockholders; Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and capital leases..
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements”. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and could have a material impact on the Company’s financial results; costs associated with the planned capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill; adverse weather conditions that have negatively impacted and may continue to negatively impact its revenues and its operating margin; current economic conditions that have adversely affected and may continue to adversely affect its revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside its control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may incur environmental charges or asset impairments in the future; and the Company's credit facility agreement requires it to meet a number of financial ratios and covenants. There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2016 and in our Form 10-Q for the quarterly period ended September 30, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
	Unaudited
Revenues	$151,223	$143,795	$599,309	$565,030
Operating expenses:
Cost of operations	104,227	97,565	405,188	381,973
General and administration	20,855	19,908	79,243	75,356
Depreciation and amortization	15,795	15,425	62,102	61,856
Southbridge Landfill closure charge	316	—	65,183	—
Expense from divestiture, acquisition and financing costs	176	—	176	—
Environmental remediation charge	—	900	—	900
	141,369	133,798	611,892	520,085
Operating income (loss)	9,854	9,997	(12,583)	44,945
Other expense (income):
Interest expense, net	6,015	9,204	24,887	38,652
Loss on debt extinguishment	—	13,011	517	13,747
Other income	(368)	(394)	(935)	(1,090)
Other expense, net	5,647	21,821	24,469	51,309
Income (loss) before income taxes	4,207	(11,824)	(37,052)	(6,364)
(Benefit) provision for income taxes	(15,814)	150	(15,253)	494
Net income (loss)	20,021	(11,974)	(21,799)	(6,858)
Less: Net loss attributable to noncontrolling interests	—	—	—	(9)
Net income (loss) attributable to common stockholders	$20,021	$(11,974)	$(21,799)	$(6,849)
Basic weighted average common shares outstanding	42,033	41,422	41,846	41,233
Basic earnings per common share	$0.48	$(0.29)	$(0.52)	$(0.17)
Diluted weighted average common shares outstanding	43,394	41,422	41,846	41,233
Diluted earnings per common share	$0.46	$(0.29)	$(0.52)	$(0.17)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS	December 31, 2017	December 31, 2016
CURRENT ASSETS:
Cash and cash equivalents	$1,995	$2,544
Accounts receivable - trade, net	65,953	61,196
Other current assets	16,432	14,848
Total current assets	84,380	78,588
Property, plant and equipment, net	361,547	398,466
Goodwill	122,605	119,899
Intangible assets, net	8,149	7,696
Restricted assets	1,220	1,002
Cost method investments	12,333	12,333
Deferred income taxes	11,567	—
Other non-current assets	13,148	13,528
Total assets	$614,949	$631,512
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$4,926	$4,686
Accounts payable	47,081	44,997
Other accrued liabilities	36,562	32,743
Total current liabilities	88,569	82,426
Long-term debt and capital leases, less current maturities	477,576	503,961
Other long-term liabilities	86,666	69,675
Total stockholders' deficit	(37,862)	(24,550)
Total liabilities and stockholders' deficit	$614,949	$631,512

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(21,799)	$(6,858)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,102	61,856
Depletion of landfill operating lease obligations	9,646	9,295
Interest accretion on landfill and environmental remediation liabilities	4,482	3,606
Amortization of debt issuance costs and discount on long-term debt	2,692	3,881
Stock-based compensation	6,432	3,393
Environmental remediation charge	—	900
Loss (gain) on sale of property and equipment	49	(574)
Southbridge Landfill non-cash closure charge	63,526	—
Loss on debt extinguishment	517	13,747
Deferred income taxes	(15,525)	583
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(4,584)	(9,395)
Net cash provided by operating activities	107,538	80,434
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(5,056)	(2,839)
Acquisition related additions to property, plant and equipment	(469)	(38)
Additions to property, plant and equipment	(64,393)	(54,200)
Payments on landfill operating lease contracts	(7,240)	(7,249)
Proceeds from sale of property and equipment	711	1,362
Net cash used in investing activities	(76,447)	(62,964)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	185,500	604,850
Principal payments on long-term debt	(216,966)	(608,198)
Payments of debt issuance costs	(1,452)	(8,146)
Payments of debt extinguishment costs	—	(7,219)
Proceeds from the exercise of share based awards	1,278	128
Change in restricted cash	—	1,347
Net cash used in financing activities	(31,640)	(17,238)
Net (decrease) increase in cash and cash equivalents	(549)	232
Cash and cash equivalents, beginning of period	2,544	2,312
Cash and cash equivalents, end of period	$1,995	$2,544
Supplemental Disclosure of Cash Flow Information:
Cash interest	$25,029	$42,712
Cash income taxes, net of refunds	$146	$274
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets acquired through long-term obligations	$3,564	$2,299

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge
In June 2017, the Company initiated its plan to cease operations of its Subtitle D landfill in Southbridge, Massachusetts ("Southbridge Landfill"). Accordingly, in the three months ended December 31, 2017 and the fiscal year ended December 31, 2017, the Company recorded charges associated with the closure of its Southbridge Landfill as follows:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
Asset impairment charge (1)	$—	$—	$47,999	$—
Project development charge (2)	—	—	9,149	—
Environmental remediation charge (3)	—	—	6,379	—
Legal and transaction costs (4)	316	—	1,656	—
Southbridge Landfill closure charge	$316	$—	$65,183	$—

(1)
The Company performed a test of recoverability under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 360, which indicated that the carrying value of the Company's asset group that includes the Southbridge Landfill was no longer recoverable and, as a result, the asset group was assessed for impairment with an impairment charge allocated to the long-lived assets of Southbridge Landfill in accordance with FASB ASC 360.

(2)	The Company wrote-off deferred costs associated with Southbridge Landfill permitting activities no longer deemed viable.

(3)	The Company recorded an environmental remediation charge associated with the future installation of a municipal waterline.

(4)	The Company incurred legal and other transaction costs associated with various matters as part of the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands, except for per share data)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net income (loss):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$20,021	$(11,974)	$(21,799)	$(6,858)
Net income (loss) margin	13.2%	(8.3)%	(3.6)%	(1.2)%
(Benefit) provision for income taxes	(15,814)	150	(15,253)	494
Other income	(368)	(394)	(935)	(1,090)
Loss on debt extinguishment	—	13,011	517	13,747
Interest expense, net	6,015	9,204	24,887	38,652
Environmental remediation charge	—	900	—	900
Expense from divestiture, acquisition and financing costs	176	—	176	—
Southbridge landfill closure charge	316	—	65,183	—
Depreciation and amortization	15,795	15,425	62,102	61,856
Depletion of landfill operating lease obligations	2,812	2,165	9,646	9,295
Interest accretion on landfill and environmental remediation liabilities	1,277	918	4,482	3,606
Adjusted EBITDA	$30,230	$29,405	$129,006	$120,602
Adjusted EBITDA margin	20.0%	20.4%	21.5%	21.3%
Depreciation and amortization	(15,795)	(15,425)	(62,102)	(61,856)
Depletion of landfill operating lease obligations	(2,812)	(2,165)	(9,646)	(9,295)
Interest accretion on landfill and environmental remediation liabilities	(1,277)	(918)	(4,482)	(3,606)
Adjusted Operating Income	$10,346	$10,897	$52,776	$45,845
Adjusted Operating Income margin	6.8%	7.6%	8.8%	8.1%

Following is a reconciliation of Adjusted Net Income Attributable to Common Stockholders from Net income (loss) attributable to common stockholders:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
Net income (loss) attributable to common stockholders	$20,021	$(11,974)	$(21,799)	$(6,849)
U.S. tax reform impact	(16,089)	—	(16,089)	—
Loss on debt extinguishment	—	13,011	517	13,747
Expense from divestiture, acquisition and financing costs	176	—	176	—
Environmental remediation charge	—	900	—	900
Southbridge Landfill closure charge	316	—	65,183	—
Tax effect (i)	206	—	752	—
Adjusted Net Income Attributable to Common Stockholders	$4,630	$1,937	$28,740	$7,798
Diluted weighted average common shares outstanding	43,394	41,422	41,846	41,233
Dilutive effect of options and other stock awards	—	1,131	1,182	901
Adjusted diluted weighted average common shares outstanding	43,394	42,553	43,028	42,134
Adjusted diluted earnings per common share	$0.11	$0.05	$0.67	$0.19

(i)	The aggregate tax effect of the adjustments, including the impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
Diluted earnings per common share	$0.46	$(0.29)	$(0.52)	$(0.17)
U.S. tax reform impact	(0.36)	—	(0.39)	—
Loss on debt extinguishment	—	0.32	0.01	0.34
Southbridge Landfill closure charge	0.01	—	1.55	—
Expense from divestiture, acquisition and financing costs	—	—	—	—
Environmental remediation charge	—	0.02	—	0.02
Tax effect	—	—	0.02	—
Adjusted Diluted Earnings Per Common Share	$0.11	$0.05	$0.67	$0.19
Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$28,438	$24,363	$107,538	$80,434
Capital expenditures	(21,163)	(16,765)	(64,393)	(54,200)
Payments on landfill operating lease contracts	(3,509)	(2,438)	(7,240)	(7,249)
Proceeds from sale of property and equipment	54	293	711	1,362
Free Cash Flow	$3,820	$5,453	$36,616	$20,347
Interest payment on redemption of the senior subordinated notes (i)	—	6,770	—	6,770
Landfill closure, site improvement and remediation expenditures (ii)	599	—	2,182	—
Normalized Free Cash Flow	$4,419	$12,223	$38,798	$27,117

(i)	This includes the interest payment required upon redemption of the senior subordinated notes.

(ii)	This includes cash outlays associated with the Southbridge Landfill closure charge.

Following is the Consolidated Net Leverage Ratio and the reconciliations of Consolidated Funded Debt, Net from long-term debt and capital leases and Consolidated EBITDA from Net cash provided by operating activities:

Fiscal Year Ended December 31, 2017
Consolidated Net Leverage Ratio (i)	3.68

(i)
The Company's credit facility agreement requires it to maintain a maximum leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and capital leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $497,680 as of December 31, 2017, or $497,680 of consolidated funded debt less $0 of cash and cash equivalents in excess of $2.0 million as of December 31, 2017), divided by Consolidated EBITDA. Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of December 31, 2017. A reconciliation of Net cash provided by operating activities to Consolidated EBITDA is as follows:

Twelve Months Ended December 31, 2017
Net cash provided by operating activities	$107,538
Changes in assets and liabilities, net of effects of acquisitions and divestitures	4,584
Loss on sale of property and equipment	(49)
Loss on debt extinguishment	(517)
Stock based compensation	(6,432)
Southbridge Landfill non-cash charge	(63,526)
Interest expense, less amortization of debt issuance costs and discount on long-term debt	22,468
Provision for income taxes, net of deferred taxes	272
Adjustments as allowed by the senior secured credit agreement	71,025
Consolidated EBITDA	$135,363

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2018 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's anticipated Adjusted EBITDA from anticipated Net income for the fiscal year ending December 31, 2018:

(Anticipated) Fiscal Year Ending December 31, 2018
Net income	$28,000 - $32,000
Interest expense, net	25,500
Depreciation and amortization	65,000
Depletion of landfill operating lease obligations	11,000
Interest accretion on landfill and environmental remediation liabilities	5,500
Adjusted EBITDA	$135,000 - $139,000
Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow from Net cash provided by operating activities:

(Anticipated) Fiscal Year Ending December 31, 2018
Net cash provided by operating activities	$109,000 - $113,000
Capital expenditures	(65,000)
Payments on landfill operating lease contracts	(7,500)
Free Cash Flow	$36,500 - $40,500
Contract settlement charge (i)	2,000
Landfill closure, site improvement and remediation expenditures (ii)	3,500
Normalized Free Cash Flow	$42,000 - $46,000

(i)	This includes a contract settlement charge associated with exiting a contract.

(ii)	This includes cash outlays associated with the Southbridge Landfill closure charge.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and twelve months ended December 31, 2017 and 2016 are as follows:

	Three Months Ended December 31,
	2017	% of Total Revenues	2016	% of Total Revenues
Collection	$67,502	44.6%	$62,524	43.5%
Disposal	41,739	27.6%	39,161	27.2%
Power generation	1,254	0.8%	1,143	0.8%
Processing	1,699	1.1%	1,589	1.1%
Solid waste operations	112,194	74.1%	104,417	72.6%
Organics	9,934	6.6%	10,215	7.1%
Customer solutions	15,994	10.6%	14,117	9.8%
Recycling	13,101	8.7%	15,046	10.5%
Total revenues	$151,223	100.0%	$143,795	100.0%

	Fiscal Year Ended December 31,
	2017	% of Total Revenues	2016	% of Total Revenues
Collection	$263,688	44.0%	$249,640	44.2%
Disposal	160,073	26.7%	154,211	27.3%
Power generation	5,375	0.9%	5,921	1.0%
Processing	7,994	1.3%	6,282	1.1%
Solid waste operations	437,130	72.9%	416,054	73.6%
Organics	39,815	6.7%	41,587	7.4%
Customer solutions	60,057	10.0%	54,478	9.6%
Recycling	62,307	10.4%	52,911	9.4%
Total revenues	$599,309	100.0%	$565,030	100.0%

Components of revenue growth for the three months ended December 31, 2017 compared to the three months ended December 31, 2016 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$2,322	3.7%	2.2%	1.6%
Disposal	1,177	3.0%	1.2%	0.8%
Processing	—	—%	—%	—%
Solid Waste Price	3,499		3.4%	2.4%
Collection	630		0.6%	0.4%
Disposal	1,399		1.3%	1.0%
Processing	36		0.1%	—%
Solid Waste Volume	2,065		2.0%	1.4%
Fuel surcharge and other fees	728		0.6%	0.6%
Commodity price & volume	186		0.2%	0.1%
Acquisitions, net divestitures	1,299		1.2%	0.9%
Total Solid Waste	7,777		7.4%	5.4%
Organics	(280)			(0.2)%
Customer Solutions	1,877			1.4%
Recycling Operations:			% of Recycling Operations
Price	(497)		(3.3)%	(0.4)%
Volume	(1,448)		(9.6)%	(1.0)%
Total Recycling	(1,945)		(12.9)%	(1.4)%
Total Company	$7,429			5.2%
Solid Waste Internalization Rates by Region for the three and twelve months ended December 31, 2017 and 2016 are as follows:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
Eastern region	58.1%	56.4%	56.2%	53.8%
Western region	76.2%	73.6%	73.7%	74.4%
Solid waste internalization	66.5%	64.3%	64.3%	63.4%

Components of capital expenditures for the three and twelve months ended December 31, 2017 and 2016 are as follows (v):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
Total Growth Capital Expenditures	$901	$1,082	$3,552	$5,373
Replacement Capital Expenditures:
Landfill development	7,536	8,019	33,697	29,666
Vehicles, machinery, equipment and containers	10,327	5,832	21,581	15,512
Facilities	1,447	1,449	3,155	2,581
Other	952	383	2,408	1,068
Total Replacement Capital Expenditures	$20,262	$15,683	$60,841	$48,827
Total Growth and Replacement Capital Expenditures	$21,163	$16,765	$64,393	$54,200

(v)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.